News Release

Cenveo to Acquire Cadmus Communications
Transaction valued at approximately $430 million
Creates leading diversified print service provider
Expands Cenveo’s specialty packaging footprint globally
Transaction expected to be accretive to earnings

STAMFORD, CT- (December 27, 2006) - Cenveo, Inc. (NYSE: CVO) announced today the signing of a definitive merger agreement pursuant to which Cenveo will acquire all of the shares of Cadmus Communications Corporation (NASDAQ: CDMS) for $24.75 per share in cash. The agreement has been unanimously approved by the Boards of Directors of both companies and is expected to close in the first quarter of 2007. The acquisition is expected to be accretive to Cenveo’s earnings and is subject to customary closing conditions, including regulatory approval and approval of Cadmus’ shareholders.

Headquartered in Richmond, Virginia, Cadmus, with 3,300 employees, is the world's largest provider of content management and production services to scientific, technical and medical journal publishers, the fifth largest periodicals printer in North America, and a leading provider of specialty packaging and promotional printing services. In the year ended June 30, 2006, Cadmus had revenues in excess of $450 million.

In addition to considerable revenue opportunities created by the complementary nature of the businesses, Cenveo expects to generate annualized cost savings of at least $20 million in the first 12 months after the closing. These savings are anticipated to result from the elimination of duplicative administrative and infrastructure costs and reduction in procurement expenses. Cenveo also expects to generate substantial free cash flow in the first year of consolidated operations.

Cenveo has entered into a Voting Agreement with Bruce V. Thomas, the CEO and President of Cadmus, and entities affiliated with Nathu R. Puri, a director and Cadmus’

largest shareholder. Thomas and these entities collectively own approximately 21.1% of Cadmus’ common stock. Pursuant to the Voting Agreement, they have agreed to vote in favor of the transaction with Cenveo.

The combined company is expected to be the third largest graphic communications company in North America with combined revenues over $2 billion. The acquisition will allow Cenveo to expand upon Cadmus’ leading position in the scientific, technical, and medical journal market as well as its short-run publication expertise. The combination will also create a global leader in the specialty packaging business by combining Cadmus’ global network with Cenveo’s existing North American platform.

Robert G. Burton, Chairman and Chief Executive Officer of Cenveo stated:

"The acquisition of Cadmus brings together two of the most respected printers to create an industry leader in our respective segments and delivers on our commitment to become a one-stop solution for our customers. Cadmus’ operations are a perfect complement to Cenveo’s product line and will create immediate cross-selling opportunities for both companies’ customers. Cadmus, with its highly regarded reputation for excellence, and strategically niched product offering, is a perfect example of how we will grow our company by acquiring leaders in higher growth sectors of the printing market. We expect this acquisition to deliver enhanced opportunities for our customers, investors and employees."

Bruce V. Thomas, Cadmus’ President and Chief Executive Officer, stated:
"As part of the third largest graphic communications company in North America, Cadmus is now positioned to reach the next level of performance and market share growth in the attractive niche markets we serve. Cadmus will become part of a much larger business, a business better able to meet the growing and full service needs of Cadmus’ customers, and to use our scale to deliver increased efficiencies and a wider service offering to them.”

Mr. Burton concluded:
"We continue to execute on the plan we initiated when we came to Cenveo. As 2006 comes to a close, it is becoming apparent that all our employees’ hard work is producing real results. I believe that the strong operating momentum that we have gained throughout the year is poised to strengthen next year. The entire management team understands the task ahead and anxiously awaits this new challenge. This logical expansion of our product offering allows us better to serve our customers and at the same time adds to our expansive commercial print and envelope, forms and label platform. We are excited to welcome Cadmus into our family. I look forward to a swift completion of this transaction."

Conference Call:
Cenveo will host a conference call today at 11:00 a.m. Eastern Time. Individuals wishing to participate can join the call by dialing (706) 758-1648. The conference call will also be available via webcast, which can be accessed via the Internet at www.cenveo.com.

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Cenveo is one of North America's leading providers of print and visual communications, with one-stop services from design through fulfillment. The Company's broad portfolio of services and products include commercial printing, envelopes, labels, packaging and business documents delivered through a network of production, fulfillment and distribution facilities throughout North America.
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Cadmus will file a proxy statement with the Securities and Exchange Commission concerning the proposed merger transaction. Holders of Cadmus common stock are urged to read the proxy statement and such other documents when they become available because they will contain important information. In addition, Cadmus and its directors and executive officers and other members of its management and its employees may be deemed to be participants in the solicitation of proxies from the shareholders of Cadmus with respect to the transactions contemplated by the merger agreement. Information about the directors and officers of Cadmus in the merger will be available in the proxy statement and other documents that Cadmus will file with the SEC. Investors will be able to obtain a free copy of the documents filed with the SEC by Cenveo and Cadmus at the SEC’s website http://www.sec.gov. Investors will be able to obtain a free copy of the relevant documents filed by Cadmus by contacting Paul Suijk at Cadmus at: 1801 Bayberry Court, Suite 200, Richmond, VA 23226 or online at http://www.cadmus.com/investors/.

Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based upon current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual result to differ materially from such forward-looking statements. Those assumptions, risks and uncertainties include, without limitation: (1) uncertainties regarding future growth and our ability to successfully integrate acquisitions; (2) substantial indebtedness impairing our financial condition and limiting our ability to incur additional debt; (3) indebtedness imposing significant restrictions on our business; (4) additional indebtedness exacerbating the above factors; (5) debt instruments providing cross defaults causing all debt to become due and payable as a result of a default under an unrelated debt instrument; (6) our history of losses and uncertain return to consistent profitability; (7) the absence of long-term customer agreements in our industry, subjecting our business to fluctuations; (8) factors affecting the U.S. postal services; (9) increases in paper costs and decreases in its availability; (10) availability of alternative delivery media; (11) intense competition; (12) supply, availability, and costs of raw materials and components; (13) fires or explosions at any of the Company's facilities; (14) environmental rules and regulations, non-compliance with which may expose the Company to adverse consequences; (15) acquisitions that might be unsuccessful; (16) contract pricing and timing of awards; (17) changing economic and political conditions in the U.S. and in other countries; (18) dependence on key management personnel; (19) customer product acceptance; (20) continued access to technical and capital resources; (21) availability of insurance coverage at acceptable terms; (22) changes in accounting or tax rules or pronouncements; (23) actual pension asset returns and assumptions regarding future returns, discount rates, and service costs; (24) changes in cost estimates related to restructuring or relocation of facilities; (25) the timing and extent of changes in interest rates; (26) access to capital markets and the costs thereof; (27) legal proceedings; and (28) other economic, political, and technological risks and uncertainties.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would impact Cenveo’s business. Additional information regarding these and other factors may be contained in Cenveo’s filings with the SEC. All such risk factors are difficult to predict and contain material uncertainties that may affect actual results and may be beyond the Company's control.

These risks and uncertainties are set forth under Item 1 and Item 1A, Risk Factors, in Cenveo's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and Cenveo's other SEC filings. A copy of the Annual Report is available at http://www.cenveo.com.

Inquiries from analysts and investors should be directed to Robert G. Burton, Jr. at (203) 595-3005.